UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2022

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On September 16, 2022, iBio, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with RubrYc Therapeutics, Inc. (“RubrYc Therapeutics”) pursuant to which it acquired substantially all of RubrYc Therapeutics’ assets in consideration of the issuance of 2,558,854 shares of the Company’s common stock valued at approximately $1,000,000 (the “Closing Shares”) and potential additional payments of up to $5,000,000 upon the achievement of specified developmental milestones on or before the fifth anniversary of the closing date, payable in cash or shares of the Company’s stock, at the Company’s option. The assets acquired include an AI drug discovery platform, all rights with no future milestone payments or royalty obligations, to IBIO-101, and three immuno-oncology candidates plus a partnership-ready PD-1 agonist. The Purchase Agreement contains representations, warranties and covenants of Rubryc Therapeutics and the Company.

The acquisition closed on September 19, 2022 after receipt of approval of the NYSE American.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement that is filed herewith as Exhibit 10.1.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company, RubrYc Therapeutics or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 1.02   Termination of a Material Definitive Agreement.

In connection with the closing of the Purchase Agreement, on September 19, 2022, the Company and RubrYc Therapeutics agreed to terminate the Collaboration, Option and License Agreement, dated August 23, 2021, by and between the Company and RubrYc Therapeutics and the Collaboration and License Agreement, dated August 23, 2021, by and between the Company and RubrYc Therapeutics.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Closing Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) and Regulation D thereof. The Sellers receiving the shares of common stock represented that they each were an “accredited investor,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof or are exempt from registration under exemption afforded by Regulation S. Accordingly, the Closing Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01.   Regulation FD Disclosure.

On September 21, 2022, the Company issued the press release attached hereto as Exhibit 99.1 announcing the closing of the acquisition.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
10.1**†	Asset Purchase Agreement, dated September 16, 2022, by and between iBio, Inc. and Rubryc Therapeutics, Inc.
99.1	iBio, Inc. Press Release dated September 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: September 21, 2022	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer